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                                                                    Exhibit 10.9

                                                     AUTOMATIC SHARE WITHHOLDING

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

Dear ___________________:

Broadcom Corporation (the "Corporation") is pleased to inform you that you have been awarded Restricted Stock Units (the "Units") under the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). To the extent they become vested, the Units will entitle you to receive shares of the Corporation's Class A common stock (the "Common Stock") in a series of installments over your period of continued Service with the Corporation.

The Units are a non-voting bookkeeping device used under the Plan solely to determine any share issuance to eventually be made to you if and when the Units vest. Each Unit represents the right to receive one share of the Corporation's Common Stock on the vesting date of that Unit. Unlike a typical stock option grant, the shares will be issued to you for your continued Service over the vesting period, without any cash payment required from you. However, you must arrange with the Corporation for the payment of the applicable income and employment withholding taxes (described below) that the Corporation must collect upon the issuance of those shares.

Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.

This Agreement sets forth the number of Units and underlying number of shares of Common Stock subject to your award, the applicable vesting schedule for those Units and underlying shares, the dates on which your vested shares will be issued to you and the remaining terms and conditions governing your award (the "Award").

Award Date:                      ______________________, 200__

Number of Units Subject
to Award:                        _______ units representing an equal number of
                                 shares of Common Stock (the "Shares")

Vesting Schedule:                The Units will vest in a series of sixteen (16)
                                 successive equal quarterly installments upon
                                 your completion of each successive three
                                 (3)-month period of Service over the
                                 forty-eight (48)-month period measured from the
                                 ___ day of __________________, 200___.

Issuance Schedule:               The Shares will be issued immediately upon the
                                 vesting of Units in accordance with the
                                 foregoing Vesting Schedule. In no event,
                                 however, will any Shares actually be issued to
                                 you unless and until the applicable Withholding
                                 Taxes are collected from you.

Other important features of your Award are as follows:



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      1. FORFEITABILITY. Should you cease Service prior to vesting in one or more Units subject to your Award, your Award will be cancelled with respect to those unvested Units (and the underlying Shares) on the first date you are no longer in Service, regardless of the reason for the termination of your Service, whether with or without cause, voluntary or involuntary. The number of your Units will be reduced accordingly, and you will cease to have any right or entitlement to receive any Shares under those cancelled Units.

            The vesting schedule requires your continued Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Service for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate the forfeiture that occurs upon the termination of your Service.

      2. TRANSFERABILITY. Prior to your actual receipt of the Shares in which you vest under your Award, you may not transfer any interest in your Award, your Units or the underlying Shares or pledge or otherwise hedge the sale of those Units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. Any attempt by you to do so will result in an immediate forfeiture of all of the Units awarded to you hereunder. However, your right to receive any Shares which have vested under your Units at or prior to your death but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death. You may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

      3. SHAREHOLDER RIGHTS. The Units create no fiduciary duty to you, and shall create only a contractual obligation on the part of the Corporation to issue Shares, subject to vesting and other terms and conditions of this Agreement and the Plan. The Units shall not be treated as property or as a trust fund of any kind.

            You will not have any shareholder rights, including voting rights or dividend rights, with respect to the Shares subject to your Award until you become the record holder of those Shares upon their actual issuance to you following the Corporation's collection of the applicable Withholding Taxes. Except as otherwise provided in Paragraph 4, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

            Issuance of Shares following vesting of the corresponding Units shall be in complete satisfaction of such vested Units.

      4. ADJUSTMENTS. Should any change be made to the Common Stock subject to your Award by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to the number and/or class of securities issuable hereunder and the number and/or class of securities that vest on each vesting date pursuant to the Vesting Schedule set forth above.

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      5. FEDERAL INCOME TAXATION. You will recognize ordinary income for federal income tax purposes on each date the Shares subject to your Award vest, whether pursuant to the normal Vesting Schedule above or the special acceleration provisions of Paragraph 8 of this Agreement, and the Corporation must collect from you the applicable income taxes required to be withheld as a result of that income. The amount of your taxable income on each vesting date will be equal to the Fair Market Value per share of Common Stock on that date times the number of Shares in which you vest on that date (calculated before any Share withholding under Paragraph 7).

      6. FICA TAXES. The Corporation must also collect from you the employee portion of the FICA (Social Security and Medicare) taxes that become due as the Shares subject to your Award vest in accordance with the provisions of this Agreement. The FICA taxes due on each such vesting date will be based on the Fair Market Value per share of Common Stock on that date (calculated before any Share withholding under Paragraph 7).

      7. WITHHOLDING TAXES. All applicable Withholding Taxes, as determined by the Corporation, must be collected from you as and when they become due. Payment of such Withholding Taxes shall be effected automatically through the following Share withholding procedure:

            - On each date vested Shares are to be issued to you hereunder, the Corporation shall withhold a portion of those Shares with a Fair Market Value (measured as of their vesting date) equal to the applicable Withholding Taxes; PROVIDED, HOWEVER, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation's required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

      8. CHANGE IN CONTROL. The following provisions shall govern the treatment of your Units in the event of a Change in Control should occur during your period of Service.

      (a) Should the closing of a Change in Control transaction occur during your period of Service, then any Units at the time subject to your Award may be assumed by the successor entity or otherwise continue in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of any unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the normal vesting schedule applicable to your Award. No accelerated vesting of the Units shall occur in the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program.

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      (b)   In the event the Award is assumed or otherwise continued in effect, the Units at the time subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to your Award, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

      (c) If the Units subject to your Award are NOT so assumed or otherwise continued in effect under Paragraph 8(b) or replaced with a cash incentive program under Paragraph 8(a), then those units will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units will be issued immediately (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of that Change in Control), subject to the Corporation's collection of all applicable federal and state Withholding Taxes pursuant to the Share withholding provisions of Paragraph 7.

      9. SECURITIES LAW COMPLIANCE. The Corporation will use its reasonable commercial efforts to assure that all Shares issued pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to your Award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of the NASDAQ National Market or any Stock Exchange on which the Common Stock may then be listed. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Shares hereunder shall defer the Corporation's liability with respect to the non-issuance of such Shares until such approval shall have been obtained.

      10. TRANSFER RESTRICTION. None of the issued Shares may be sold or transferred in contravention of (i) any market blackout periods the Corporation may impose from time to time or (ii) the Corporation's insider trading policies to the extent applicable to you from time to time.

      11. BENEFIT LIMIT. In the event the accelerated vesting and issuance of the Shares subject to your Award would (along with any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of your Service) otherwise constitute a parachute payment under Code Section 280G (such other benefits or payments and the Shares subject to accelerated vesting are referred to collectively as the "Parachute Payments"), the accelerated vesting and issuance of those Shares shall be subject to possible reduction under this Paragraph 11. Such accelerated vesting and issuance of Shares shall be reduced to the extent necessary to assure that you receive only the GREATER of the after-tax amount, taking into account any excise tax you incur under Code

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Section 4999, of (i) Parachute Payments that do not cause you to incur any excise tax under Code Section 4999, or (ii) all Parachute Payments without reduction. The extent of any reduction in accelerated vesting under this Paragraph 11 shall be determined by the Corporation in its sole discretion, and the Corporation in its sole discretion may, in lieu of reducing the accelerated vesting, reduce or eliminate any of the other Parachute Payments to the extent necessary to satisfy this Paragraph 11.

      12. NOTICE. Any notice to be given or delivered to the Corporation relating to this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at the address indicated below your signature line on the last page of this Agreement or such other address of which you later advise the Corporation in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon you your legal representatives, heirs and the legatees of your estate.

      14. CONSTRUCTION. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in the Award.

      15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

      16. AT WILL EMPLOYMENT. Nothing in this Agreement or your Award will provide you with any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your right or the right of the Corporation to terminate your Service at any time for any reason, with or without cause or for no reason.

      17. MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH YOU ARE (OR HAVE MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME

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 DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING
ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY'S COSTS (PROVIDED, HOWEVER, IF THE CORPORATION IS NOT THE PREVAILING PARTY, THEN THE ARBITRATOR'S COMPENSATION, FEES AND COSTS SHALL BE PAID BY THE CORPORATION IF SUCH COMPENSATION, FEES AND COSTS ARE REQUIRED TO BE PAID BY THE CORPORATION IN ACCORDANCE WITH APPLICABLE
LAW), EXPENSES AND ATTORNEY'S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR'S DECISION, SHALL BE KEPT CONFIDENTIAL.

      18. REMAINING TERMS. The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations that may from time to time be adopted under the Plan. The official prospectus summarizing the principal features of the Plan and a special supplement discussing the restricted stock units issuable under the Plan are available for review on the Corporation's website at INTRANET.BROADCOM.COM/STOCK/DOCS/98PSP.DOC.

            Please review the prospectus and the attached supplement carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

            You acknowledge reading and understanding the prospectus for the Plan, its supplement, and this Agreement. Provisions of the Plan that confer discretionary authority on Board or the Plan Administrator do not (and shall not be deemed to) confer in you any rights unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Plan Administrator conferred by appropriate action after the date hereof.


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Please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

                                            BROADCOM CORPORATION

                                            BY: ________________________________

                                            TITLE: _____________________________

                                 ACKNOWLEDGMENT

      I hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit award evidenced hereby. I further acknowledge and agree that the foregoing sets forth the entire understanding between the Corporation and me regarding my entitlement to receive the shares of the Corporation's Class A common stock subject to such award and supersedes all prior oral and written agreements on that subject.

                                            SIGNATURE: _________________________

                                            ADDRESS: ___________________________

                                                     ___________________________

                                            DATED:   _____________________, ____


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                                    APPENDIX

      The following definitions shall be in effect under the Agreement:

      AGREEMENT shall mean this Restricted Stock Unit Agreement.

      BOARD shall mean the Corporation's Board of Directors.

      CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

            (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

            (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

      CODE shall mean the Internal Revenue Code of 1986, as amended.

      COMMON STOCK shall mean the Corporation's Class A Common Stock.

      CORPORATION shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

      EMPLOYEE shall mean an individual who performs services while in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

      FAIR MARKET VALUE shall mean the fair market value per share of Common Stock determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the NASDAQ National Market, the Fair Market Value shall be the closing selling price per share of Common


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Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

      SERVICE shall mean your performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, you shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) you no longer perform services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which you are performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though you may subsequently continue to perform services for that entity.

      STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

      SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      WITHHOLDING TAXES shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock that vest under the Award.


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